Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into effective as of October 22, 2026 (the “Effective Date”), by and between Zevia PBC, a Delaware public benefit corporation (the “Company”), and Bubble Holdings, LLC, a Delaware limited liability company and Affiliate of GP Investments, Ltd. (the “Purchaser”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 8 hereof.

RECITALS

WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, 20,000 shares of preferred stock, $0.001 par value per share designated as “Series A Senior Convertible Preferred Stock” (the “Series A Preferred Stock”), having the rights, preferences and privileges set forth in the Certificate of Designations, Preferences and Rights of Series A Senior Convertible Preferred Stock of Zevia PBC attached hereto as Exhibit A (the “Series A Certificate”), subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

Section 1.    Sale and Purchase of the Shares. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, a total of 20,000 shares of Series A Preferred Stock, at a price per share of $1,000, for an aggregate purchase price of $20,000,000 (the “Purchase Price”), as follows:

1.1    At the Initial Closing, 15,000 shares of Series A Preferred Stock (the “Initial Shares”) for an aggregate purchase price of $15,000,000 (the “Initial Purchase Price”); and

1.2    At the Deferred Closing, 5,000 shares of Series A Preferred Stock (the “Deferred Shares”) for an aggregate purchase price of $5,000,000 (the “Deferred Purchase Price”).

1.3    For the avoidance of doubt, the Initial Shares and, from and after their issuance, the Deferred Shares, shall be referred to as the “Shares.”

Section 2.    Closings.

2.1    The closing of the purchase and sale of the Initial Shares (the “Initial Closing”) shall take place contemporaneously with the execution and delivery of this Agreement via electronic exchange of the required documents pursuant to this Section 2 (the date of the Initial Closing, the “Initial Closing Date”). The closing of the purchase and sale of the Deferred Shares (the “Deferred Closing” and, together with the Initial Closing, each a “Closing”) shall take place in accordance with Section 2.4 (the date of the Deferred Closing, the “Deferred Closing Date” and, together with the Initial Closing Date, each a “Closing Date”). Unless otherwise specified, references in this Agreement to “the Closing” or “the Closing Date” shall refer to the Initial Closing or the Initial Closing Date, respectively.

2.2    At the Initial Closing, the Company shall deliver or, as applicable, cause to be delivered, to the Purchaser:

(a)    the Initial Shares, free and clear of all Liens (except restrictions imposed by any applicable federal and state securities Laws and the transfer restrictions set forth herein or in any Transaction Document);

(b)    evidence that the Series A Certificate has been filed with the Secretary of State of the State of Delaware and is in full force and effect;

(c)    a registration rights agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), duly executed by the Company;

(d)    a properly executed IRS Form W-9; and

(e)    a copy of the Fourteenth Amended and Restated Limited Liability Company Agreement of Zevia LLC, duly executed by the Company and Zevia LLC (the “Amended LLCA”).

2.3    At the Initial Closing, the Purchaser shall deliver to the Company (a) the Initial Purchase Price, by wire transfer in immediately available U.S. federal funds, to the account designated by the Company in writing, (b) the Registration Rights Agreement, duly executed by the Purchaser and (c) a properly executed IRS Form W-9.

2.4    Deferred Closing. On the Annual Report Filing Date, the Company shall deliver to the Purchaser a written notice, signed by an executive officer of the Company, setting forth the (a) Net Sales and (b) Adjusted EBITDA (together with a reasonably detailed reconciliation of Adjusted EBITDA to net income (loss)) and stating whether the Tranche 2 Conditions have been satisfied (the “Tranche 2 Notice”). Subject to the satisfaction (or written waiver by the Purchaser) of the conditions set forth in Section 2.5, the Deferred Closing shall take place via electronic exchange of the required documents on the date specified by the Company in the Tranche 2 Notice, which shall be no later than five (5) Business Days following the Annual Report Filing Date, or on such other date as the Company and the Purchaser may agree in writing. At the Deferred Closing, (i) the Company shall deliver or cause to be delivered to the Purchaser (A) the Deferred Shares, free and clear of all Liens (except restrictions imposed by any applicable federal and state securities Laws and the transfer restrictions set forth herein or in any Transaction Document), and (B) an officer’s certificate, signed by an executive officer of the Company, certifying as to the satisfaction of the conditions set forth in Section 2.5(a)(iii); and (ii) the Purchaser shall deliver to the Company (A) the Deferred Purchase Price, by wire transfer in immediately available U.S. federal funds, to the account designated by the Company in writing, and (B) a certificate, signed by an authorized officer of the Purchaser, certifying that the representations and warranties set forth in Section 3 are true and correct as of the Deferred Closing Date in all material respects.

2.5    Conditions to the Deferred Closing.

(a)    The obligation of the Purchaser to consummate the Deferred Closing shall be subject solely to the satisfaction (or written waiver by the Purchaser) of the following conditions:

(i)    Net Sales shall be at least $172,500,000, determined as of the Annual Report Filing Date pursuant to the 2026 Annual Report;

(ii)    Adjusted EBITDA shall be no less than negative $3,000,000 (the conditions set forth in clauses (i) and (ii), collectively, the “Tranche 2 Conditions”), determined as of the Annual Report Filing Date pursuant to the 2026 Annual Report;

(iii)    the representations and warranties of the Company set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5(b), 4.11, and 4.12 shall be (A) true and correct in all material respects, or (B) in the event the respective representation and warranty contemplates a Material Adverse Effect qualifier, shall be true and correct except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, as applicable (in each case disregarding any materiality or Material Adverse Effect qualifiers therein) as of the Deferred Closing Date; and

(iv)    no Governmental Entity of competent jurisdiction shall have enacted, issued or entered any Law or order then in effect that enjoins or prohibits the consummation of the Deferred Closing.

(b)    The obligation of the Company to consummate the Deferred Closing shall be subject to the conditions that (i) the representations and warranties of the Purchaser set forth in Section 3 shall be true and correct in all material respects as of the Deferred Closing Date and (ii) no Governmental Entity of competent jurisdiction shall have enacted, issued or entered any Law or order then in effect that enjoins or prohibits the consummation of the Deferred Closing.

2.6    Purchaser Early Funding Election. Notwithstanding Sections 2.4 and 2.5, the Purchaser may, at its sole election and at any time prior to the Annual Report Filing Date, elect to consummate the Deferred Closing by delivering an irrevocable written notice to the Company (an “Early Funding Notice”) specifying a Deferred Closing Date that is no fewer than three (3) Business Days following delivery of such notice. Upon delivery of an Early Funding Notice, the conditions set forth in Section 2.5(a) clauses (i) and (ii) shall be deemed irrevocably waived, and the Deferred Closing shall take place on the date specified in such notice, with (a) the Company to deliver or cause to be delivered to the Purchaser the Deferred Shares, and (b) the Purchaser to deliver to the Company the Deferred Purchase Price and the certificate, in each case pursuant to Section 2.4(ii), subject only to the conditions (x) to the Purchaser’s obligations set forth in Section 2.5(a) clauses (iii) and (iv) as evidenced by an officer’s certificate, signed by an executive officer of the Company certifying as to the satisfaction of such conditions, and (y) to the Company’s obligations set forth in Section 2.5(b).

2.7    Failure of Tranche 2 Conditions. If the Tranche 2 Notice states that any Tranche 2 Condition has not been satisfied, the Purchaser may, by written notice delivered to the Company within ten (10) Business Days following receipt of the Tranche 2 Notice, waive such unsatisfied condition(s) and require that the Deferred Closing occur within five (5) Business Days following delivery of such notice. If the Purchaser does not deliver such notice within such period, then the obligations of the Company and the Purchaser with respect to the Deferred Closing shall automatically terminate, the Purchase Price shall be deemed to equal the Initial Purchase Price, and no party shall have any further liability with respect to the Deferred Closing; provided that no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination. If all conditions set forth in Section 2.5 have been satisfied (or waived) and the Purchaser fails to deliver the Deferred Purchase Price when required, the Company shall be entitled to specific performance of the Purchaser’s obligation to fund the Deferred Purchase Price in accordance with Section 9.9, in addition to any other remedy available to it.

Section 3.    Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as of the Effective Date and as of the Deferred Closing Date as follows:

3.1    Organization and Good Standing; Corporate Power and Authority; Validity. The Purchaser is a duly organized and validly existing Delaware limited liability company, has all requisite corporate power and authority to own its properties and conduct its business as presently conducted, and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the legality, validity or enforceability of any Transaction Document. The Purchaser has all requisite corporate power and authority and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is a party and the consummation of the Transactions. This Agreement has been duly executed and delivered by the Purchaser, and the other Transaction Documents to which it is a party will be duly executed and delivered by the Purchaser, and each such agreement constitutes or will constitute a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other Laws of general application affecting enforcement of creditors’ rights generally, and as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2    No Conflicts. The execution, delivery and performance by the Purchaser or its relevant Affiliate(s) of the Transaction Documents and the consummation by each such party of the Transactions to which it is a party do not and will not (a) conflict with or violate any provision of the Purchaser’s Organizational Documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Purchaser pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, indenture or other instrument to which the Purchaser or its relevant Affiliate or any of their respective Subsidiaries is a party or by which any property or asset of such party is bound or affected, or (c) conflict with or result in a violation of any Law or other restriction of any Governmental Entity to which the Purchaser or its relevant Affiliate(s) or any of their respective Subsidiaries is subject (including federal and state securities Laws and regulations), or by which any property or asset of the Purchaser or its relevant Affiliate or any of their respective Subsidiaries is bound or affected, except in the case of each of clauses (a), (b) and (c), such as could not have or reasonably be expected to result in a material adverse effect on the legality, validity or enforceability of any Transaction Document.

3.3    Filings, Consents and Approvals. Assuming the accuracy of the representations set forth in Section 4.3, the Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Entity in connection with the execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party and the consummation of the Transactions, other than such filings and registrations as are required to be made under applicable federal and state securities Laws.

3.4    Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of the Transaction Documents or the consummation of the Transactions.

3.5    Investment Representations and Warranties. The Purchaser understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities Laws and is being made in reliance upon federal and state exemptions for transactions not involving a Public Offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations, warranties, agreements, acknowledgements and understandings as expressed herein.

3.6    Acquisition for Own Account; No Control Intent. The Purchaser is acquiring the Shares for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act or any applicable state securities Laws and was not formed for the primary purpose of making this investment; provided, however, that this representation shall not be breached solely because the Purchaser is an investment vehicle formed, sponsored or managed by GP Investments, Ltd. or any of its Affiliates or admits co-investors in the ordinary course of its investment activities, so long as each beneficial owner that is required to be an accredited investor is an accredited investor within the meaning of Rule 501(a) under the Securities Act, determined on a look-through basis to the extent applicable, and the Purchaser is not acquiring the Shares with a view toward distribution in violation of the Securities Act. The Purchaser is not party to any agreement providing for or contemplating the distribution of any of the Shares.

3.7    Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser, by reason of the business and financial experience of its management, has the capacity to protect its own interests in connection with the Transactions and is capable of evaluating the merits and risks of the investment in the Shares. The Purchaser is able to bear the economic risk of an investment in the Shares and is able to sustain a loss of all of its investment in the Shares without economic hardship, if such a loss should occur.

3.8    Accredited Investor; No Bad Actor. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act. The Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

3.9    No Governmental Review. The Purchaser understands that no United States federal or state agency or any Governmental Entity has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

3.10    Access to Information. The Purchaser has been provided with certain Company documents, records and other information, and has been given an opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants and representatives concerning the Company’s business, operations, financial condition, assets, liabilities and other matters relevant to its investment in the Shares. The Purchaser understands that an investment in the Shares bears significant risk and represents that it has reviewed the SEC Reports (as defined below), which serve to qualify certain of the Company’s representations set forth below.

3.11    Restricted Shares.

(a)    The Purchaser understands that the Shares, as well as the Class A Common Stock of the Company, par value $0.001 per share (“Class A Common Stock”), issuable upon conversion of the Shares, will be characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company pursuant to the exemption from registration provided by Regulation D of the Securities Act and that under such Laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances.

(b)    The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities Laws or an exemption from such registration is available. The Purchaser understands that the Company is under no obligation to register the Shares, except as provided in this Agreement or the Registration Rights Agreement.

(c)    The Purchaser is aware of the provisions of Rule 144 under the Securities Act, which permit limited resale of securities purchased in a private placement.

3.12    Sufficient Funds. The Purchaser has as of the Initial Closing Date, and as of the Deferred Closing Date will have, sufficient funds available to deliver the Initial Purchase Price and the Deferred Purchase Price, as applicable, in full and to consummate the Transactions in accordance with the terms hereof and of the other Transaction Documents.

3.13    No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.14    Tax Advisors. The Purchaser has had the opportunity to review with the Purchaser’s own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the Transactions. The Purchaser is relying solely on the Purchaser’s own determination as to tax consequences or the advice of such tax advisors and not on any statements or representations of the Company or any of its agents and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the Transactions.

3.15    Limitation. Except as expressly set forth in Section 4 or in any other Transaction Document, the Purchaser acknowledges and agrees that none of the Company, its Subsidiaries or any other Person has made any representation or warranty, express or implied, at Law or in equity, by statute or otherwise, and any other representations or warranties are hereby expressly disclaimed by the Company, including, without limitation, any implied representation or warranty as to condition, merchantability, suitability or fitness for a particular purpose. Without limiting the generality of the foregoing, the Purchaser hereby expressly disclaims reliance on any representation, warranty or other statement, whether written or oral, made by, on behalf of or relating to the Company, its Affiliates or any Transaction Document, other than the representations and warranties expressly set forth in Section 4 or in any other Transaction Document. Notwithstanding anything to the contrary, nothing in this Agreement shall limit the right of the Purchaser and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement or in any other Transaction Document, nor will anything in this Agreement operate to limit any claim by the Purchaser or any of its Affiliates for actual and intentional fraud in the making of the representations and warranties expressly set forth in Section 4 or in any other Transaction Document.

3.16    No Other Representations and Warranties. The representations and warranties set forth in this Section 3 and in any other Transaction Document are the only representations and warranties made by the Purchaser or any of its Affiliates with respect to the acquisition of the Shares or any other matter relating to the Transactions. Except as specifically set forth in this Agreement or in any other Transaction Document, (a) the Purchaser makes no warranty, express or implied, as to any matter relating to the acquisition of the Shares or any other matter relating to the Transactions, and (b) none of the Purchaser, any of its Affiliates or any of their respective stockholders, directors, officers, employees, agents or representatives will have or be subject to any liability or indemnification obligation to the Company or any other Person resulting from the distribution or delivery to the Company or its Affiliates or representatives of, or the Company’s use of, any information relating to the Purchaser or any of its Affiliates, including any summary business descriptions, financial forecasts, projections or models, or any information, documents or material made available to the Company or its Affiliates or representatives, whether orally or in writing, in management presentations, functional “break-out” discussions, responses to questions submitted on behalf of the Company or in any other form in expectation of the Transactions. Notwithstanding anything to the contrary, nothing in this Agreement shall limit the right of the Company and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement, nor will anything in this Agreement operate to limit any claim by the Company or any of its Affiliates for actual and intentional fraud in the making of the representations, warranties, covenants and agreements expressly set forth in this Agreement.

Section 4.    Representations and Warranties by the Company. Except as set forth in the SEC Reports filed with or furnished to the Commission after January 1, 2026 and at least four (4) Business Days prior to the date of this Agreement, excluding any disclosure set forth in any risk factor section, any disclosure in any section relating to forward-looking statements and any other disclosure included in any such form, report, schedule, statement or other document to the extent such disclosure is predictive or forward-looking in nature or constitutes a “forward-looking statement” within the meaning of the Securities Act or the Exchange Act, the Company represents and warrants to the Purchaser as of the Effective Date (and, solely with respect to Sections 4.1, 4.2, 4.3, 4.4, 4.5(b), 4.11, and 4.12 as of the Deferred Closing Date) that:

4.1    Organization and Good Standing. The Company is a duly organized and validly existing Delaware public benefit corporation, has all requisite corporate power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. True and accurate copies of the Company’s Organizational Documents are publicly available in the SEC Reports.

4.2    Corporate Power and Authority; Valid Issuance of Shares.

(a)    The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by the Company’s board of directors (the “Board”) or a duly authorized committee thereof and no further consent or authorization of the Company, its Board or its stockholders is required. This Agreement has been duly executed and delivered by the Company, and the other Transaction Documents to which it is a party will be duly executed and delivered by the Company, and each such agreement constitutes or will constitute a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other Laws of general application affecting enforcement of creditors’ rights generally, and as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)    The Shares and the Class A Common Stock issuable upon conversion of the Shares (the “Conversion Shares”) have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, the Shares and Conversion Shares (collectively, the “Securities”) will be validly issued, fully paid and non-assessable, and shall be free and clear of all Liens (other than restrictions on transfer under the Transaction Documents or arising under applicable federal and state securities Laws), and will not be subject to preemptive rights or other similar rights of stockholders of the Company, and will effectively vest in the Purchaser good title to all such Securities, free and clear of all Liens (other than restrictions on transfer under the Transaction Documents or arising under applicable federal and state securities Laws). The respective rights, preferences, privileges and restrictions of the Series A Preferred Stock and the Common Stock are as stated in the Company’s certificate of incorporation or, in respect of the Series A Preferred Stock, in the Series A Certificate. As of each Closing, the shares of Class A Common Stock to be issued upon any conversion or redemption of the Shares issued at or prior to such Closing shall have been duly reserved for such issuance.

(c)    Assuming the accuracy of the Purchaser’s representations in Section 3, the offer and sale of the Shares is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations thereunder. Without limiting the foregoing, neither the Company nor, to the knowledge of the Company, any other person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) of investors with respect to offers or sales of the Shares and neither the Company nor, to the knowledge of the Company, any person acting on its behalf, has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Shares under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in Regulation D under the Securities Act or any other applicable exemption from registration under the Securities Act not being available, nor will the Company take any action or steps that would cause the offering or issuance of the Shares under this Agreement to be integrated with other offerings.

4.3    Consents. Assuming the accuracy of the representations set forth in Section 3.3, neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by it of the obligations and Transactions (including, without limitation, the issuance, the reservation for issuance and the delivery of the Shares and the provision to the Purchaser of the rights contemplated by the Transaction Documents) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than filings required under applicable federal and state securities Laws.

4.4    No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the Transactions (including, without limitation, the issuance, the reservation for issuance and the delivery of the Shares and the provision to the Purchaser of the rights contemplated by the Transaction Documents) will not (a) result in a violation of the Company’s Organizational Documents or require the approval of the Company’s stockholders, (b) violate, conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material contract to which the Company is a party, (c) result in any material respect in a violation of any Law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities Laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any material property or asset of the Company is bound or affected, (d) result in a violation of or require stockholder approval under any rule or regulation of NYSE, or (e) result in the creation of any encumbrance upon any of the Company’s assets, except in the case of clauses (b), (c), (d) or (e), for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.5    Capitalization.

(a)    The authorized capital stock of the Company consists of 550,000,000 shares of Class A Common Stock and 250,000,000 shares of Class B Common Stock, par value $0.001 per share (“Class B Common Stock”, and collectively with the Class A Common Stock, the “Common Stock”), and 10,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”). As of October 21, 2026, there are (i) 72,180,311 shares of Class A Common Stock issued and outstanding; (ii) 5,208,885 shares of Class B Common Stock issued and outstanding; (iii) no shares of Preferred Stock issued and outstanding; (iv) 2,222,243 shares of Class A Common Stock reserved for issuance upon the exercise of stock options outstanding (“Options”); (v) 7,723,462 shares of Class A Common Stock issuable (and such number are reserved for issuance) upon service-based vesting of restricted stock units and performance stock units (the “RSUs” and “PSUs” respectively) outstanding; (vi) 5,208,885 shares of Class A Common Stock reserved for issuance upon the exchange of Class B Units of Zevia LLC (together with a corresponding number of shares of Class B Common Stock) pursuant to the Amended LLCA; and (vii) approximately 1,958,712 shares of Class A Common Stock reserved for future grant and/or issuance under the Zevia PBC 2021 Equity Incentive Plan. The Company does not hold any shares in treasury. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(b)    No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. Except (i) pursuant to any cashless exercise provisions of any Options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under Options, RSUs or PSUs, and (ii) except as set forth in the SEC Reports filed with or furnished to the Commission, there are no outstanding equity securities of the Company, the Company does not have and is not bound by any outstanding options, preemptive rights, rights of first offer, warrants, phantom rights, calls, or other similar rights or written commitments or agreements calling for the purchase, redemption or issuance of, or securities or rights convertible into, or exchangeable for, any shares of Common Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any equity securities of the Company (including any stockholder rights plan or agreement) (collectively, “Company Securities”), or any obligations of the Company or its Subsidiaries to make any payments based on the price or value of any Company Securities. Neither the Company nor any of its Subsidiaries is party to any stockholders’ agreement, voting trust agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. Except as contemplated by the Registration Rights Agreement, the Company has not granted or agreed to grant, and is not under any obligation to provide, any right to register under the Securities Act any of the Company Securities. The Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

4.6    Exchange Act; NYSE.

(a)    The Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action intended to, or which, to the knowledge of the Company, is reasonably likely to, have the effect of terminating the registration of the Class A Common Stock under the Exchange Act, nor has the Company received as of the date of this Agreement any written notification that the Commission is contemplating terminating such registration.

(b)    The Class A Common Stock is listed on NYSE. The Company is in compliance in all material respects with the requirements of NYSE for continued listing of the Class A Common Stock thereon and any other NYSE listing and maintenance requirements, and the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions (including the issuance of the Shares) will not result in any noncompliance by the Company with any such requirements.

4.7    SEC Reports; Financial Statements.

(a)    The Company has, since January 1, 2026, filed with or furnished to the Commission, on a timely basis (giving effect to extensions under Rule 12b-25, if any), all required reports, proxy statements, schedules, forms and other documents required to be filed or furnished by the Company with the Commission pursuant to the Securities Act or the Exchange Act since January 1, 2026 (the foregoing, together with all exhibits thereto, collectively, the “SEC Reports”). Each of the SEC Reports, as of its respective filing date, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Reports, and, except to the extent that information contained in any SEC Reports has been revised, amended or superseded by a later filed SEC Report filed and publicly available prior to any date as to which this representation speaks, none of the SEC Reports as of such respective dates of filing or furnishing (or, if revised, amended or superseded by a later filed SEC Report, as of the date of the filing or furnishing of such revision or amendment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)    The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company and its Subsidiaries are made known to the individuals responsible for the preparation of the Company’s filings with the Commission, and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board (A) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(c)    The financial statements of the Company and its Subsidiaries included in the SEC Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, in each case as of the date such SEC Report was filed (or, if any such SEC Report was revised, amended or superseded by a later filed SEC Report, as of the date of the filing or furnishing of such revision or amendment), and (ii) have been prepared in all material respects in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows of the Company and its Subsidiaries for the periods then ended (subject, in the case of unaudited quarterly statements, to the absence of footnote disclosures and normal year-end audit adjustments).

4.8    Brokers. Except for Piper Sandler & Co., the fees and expenses of which shall be the obligation of the Company, there is no investment banker, broker, finder, financial advisor, placement agent or other Person that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the execution of the Transaction Documents or the consummation of the Transactions.

4.9    Limitation. Except as expressly set forth in Section 3 or in any other Transaction Document, the Company acknowledges and agrees that neither the Purchaser nor any other Person has made any representation or warranty, express or implied, at Law or in equity, by statute or otherwise, and any other representations or warranties are hereby expressly disclaimed by the Purchaser. Without limiting the generality of the foregoing, the Company hereby expressly disclaims reliance on any representation, warranty or other statement, whether written or oral, made by, on behalf of or relating to the Purchaser, its Affiliates or any Transaction Document, other than the representations and warranties expressly set forth in Section 3 or in any other Transaction Document. Notwithstanding anything to the contrary, nothing in this Agreement shall limit the right of the Company and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement or in any other Transaction Document, nor will anything in this Agreement operate to limit any claim by the Company or any of its Affiliates for actual and intentional fraud in the making of the representations and warranties expressly set forth in Section 3 or in any other Transaction Document.

4.10    No Other Representations and Warranties. The representations and warranties set forth in this Section 4 and in any other Transaction Document are the only representations and warranties made by the Company or any of its Affiliates with respect to the Shares or any other matter relating to the Transactions. Except as specifically set forth in this Agreement or in any other Transaction Document, (a) the Company makes no warranty, express or implied, as to any matter relating to the Shares or any other matter relating to the Transactions, including as to (i) the operation of the business of the Company and its Subsidiaries, after the Closing in any manner or (ii) the probable success or profitability of the business of the Company and its Subsidiaries, after the Closing, and (b) none of the Company, any of its Affiliates or any of their respective stockholders, directors, officers, employees, agents or representatives will have or be subject to any liability or indemnification obligation to the Purchaser or any other Person resulting from the distribution or delivery to the Purchaser or its Affiliates or representatives of, or the Purchaser’s use of, any information relating to the Company or any of its Affiliates, including any summary business descriptions, financial forecasts, projections or models, or any information, documents or material made available to the Purchaser or its Affiliates or representatives, whether orally or in writing, in management presentations, functional “break-out” discussions, responses to questions submitted on behalf of the Purchaser or in any other form in expectation of the Transactions. Notwithstanding anything to the contrary, nothing in this Agreement shall limit the right of the Purchaser and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement, nor will anything in this Agreement operate to limit any claim by the Purchaser or any of its Affiliates for actual and intentional fraud in the making of the representations, warranties, covenants and agreements expressly set forth in this Agreement.

4.11    Litigation and Regulatory Matters.

There is (i) no material action, suit, claim, arbitration, investigation, proceeding or other dispute pending or threatened in writing involving the Company or any of its Subsidiaries, and (ii) neither the Company nor any of its Subsidiaries, have received any notice of violation, governmental or private enforcement demand, demand letter, subpoena or similar communication, in each case whether or not required to be publicly disclosed, that would reasonably be expected to have a material impact on the Company and its Subsidiaries, taken as a whole.

4.12    Intellectual Property.

The Company and its Subsidiaries, own or have valid rights to use all intellectual property material to and necessary for the conduct of their businesses as presently conducted. Except for the Liens securing the Credit Agreement, the Company’s material owned intellectual property is free and clear of Liens. No written claim, opposition, cancellation, infringement allegation, license dispute or other proceeding (except for ordinary course proceedings) relating to the Company’s material owned intellectual property currently exists that has had, or would reasonably be expected to result in, a material impact on the Company and its Subsidiaries, taken as a whole.

4.13    Tax Receivable Agreement.

The Tax Receivable Agreement is in full force and effect, and the Company has delivered materially complete and materially accurate copies of the Tax Receivable Agreement and all amendments, material notices and schedules. The Company has disclosed to the Purchaser all current outstanding and projected payment obligations under the Tax Receivable Agreement, including the scenario under which, as of June 30, 2026, approximately $59.2 million is payable through 2038. No voluntary termination, automatic acceleration, early termination event, change of control or material uncured breach (in each case, as defined in the Tax Receivable Agreement) has occurred or is continuing. The issuance of the Shares and the conversion of the Shares will not, by themselves, constitute a change of control (as defined in the Tax Receivable Agreement) under the Tax Receivable Agreement.

Section 5.    Covenants.

5.1    Authorized Common Stock. At any time that any Shares are issued and outstanding, the Company shall from time to time take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Class A Common Stock to satisfy the conversion requirements of all shares of Series A Preferred Stock then issued and outstanding. All shares of Class A Common Stock delivered upon conversion of the Series A Preferred Stock shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and free and clear of any Liens (other than Liens incurred by the Purchaser, restrictions arising under applicable securities Laws and the transfer restrictions expressly set forth in this Agreement or any other Transaction Document).

5.2    Expenses. Each of the Company and the Purchaser shall be liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

5.3    Election of Directors.

(a)    Effective as of the Closing, the Purchaser shall have the right to designate one designee (the “Purchaser Designee”) to be nominated, recommended and supported by the Company and the Board for election to the Board, provided, that the obligations of the Board under this Section 5.3(a) to recommend and support shall be subject to the Board’s fiduciary duties under applicable Law. Within ten (10) Business Days after receiving the Purchaser’s written designation, the Company shall take all action permitted under applicable Law and its Organizational Documents to appoint the Purchaser Designee to fill a vacancy or other lawful appointment process (including by increasing the size of the Board) and include the Purchaser Designee in the slate of nominees for the applicable class, in each case subject only to the Purchaser Designee’s satisfaction of all applicable requirements regarding service as a director of the Company under applicable Law and NYSE rules (or the rules of the principal market on which the Class A Common Stock is then listed) regarding service as a director and such other criteria and qualifications for service as a director applicable to all directors of the Company as in effect on the date thereof. The Purchaser and the Company agree that each such Purchaser Designee must be qualified to serve as a member of the Board under (i) all applicable and bona fide corporate governance policies and guidelines of the Company and the Board, and (ii) all applicable legal, regulatory, NYSE and bona fide qualification requirements (including meeting any and all applicable Independence Requirements) applicable to all directors. The Company shall use commercially reasonable efforts to cause the Purchaser Designee to be elected or appointed and shall recommend that stockholders vote in favor of the Purchaser Designee, provided, that the obligations of the Board under this Section 5.3(a) shall be subject to the Board’s fiduciary duties under applicable Law. In the event of the death, disability, resignation or removal of any Purchaser Designee as a member of the Board, the Purchaser shall be entitled to designate a replacement and, subject to this Section 5.3(a), the Company’s Organizational Documents and applicable provisions of the Delaware General Corporation Law (“DGCL”), the Company shall cause such replacement to fill the resulting vacancy or be nominated and recommended for election through the same process.

(b)    Notwithstanding the foregoing, upon the Purchaser (together with its Affiliates) ceasing to beneficially own at least 10,000 Shares (or at least collectively eight percent (8%) of the Common Stock (including the Series A Preferred Stock on an as-converted basis)) then issued and outstanding (determined on an as-converted basis, and as appropriately adjusted for any applicable stock split or other recapitalization or reclassification pursuant to and in accordance with the terms of the Series A Certificate) (the beneficial ownership of such minimum number of shares, the “Beneficial Ownership Requirement”), the Purchaser’s right to designate any designee for nomination or appointment pursuant to Section 5.3(a) shall terminate in full. At such time, at the written request of the Board, the Purchaser shall cause the Purchaser Designee to resign from the Board promptly following the first date on which the Beneficial Ownership Requirement ceases to be satisfied.

(c)    If the Board is classified at the time of such initial election or appointment, the initial Purchaser Designee shall be assigned to the class of directors whose term expires at the latest annual meeting following the Closing Date, to the extent consistent with applicable Law and the Company’s Organizational Documents. If the Board is not classified at the time of such initial election or appointment (or upon declassification of the Board), the Purchaser Designee shall serve until the next annual meeting of stockholders and until such Purchaser Designee’s successor is duly elected and qualified, or until such Purchaser Designee’s earlier death, disability, resignation or removal.

(d)    For so long as the Beneficial Ownership Requirement is satisfied, the Company shall not decrease the size of the Board if such decrease would require the resignation of any Purchaser Designee without the consent of the Purchaser.

(e)    The Company shall indemnify the Purchaser Designee and provide the Purchaser Designee with director and officer insurance to the same extent as it indemnifies and provides such insurance to other members of the Board, pursuant to the Company’s Organizational Documents, the DGCL or otherwise.

5.4    Voting. Notwithstanding anything to the contrary, for so long as the Purchaser or one of its Affiliates beneficially owns a number of shares of Common Stock representing at least five percent (5%) of outstanding shares of Common Stock (including the Series A Preferred Stock on an as-converted basis) then-issued and outstanding, the Purchaser or its applicable Affiliate: (i) shall be permitted to vote or tender, as applicable, at its discretion the shares of Common Stock (including the Series A Preferred Stock on an as-converted basis) beneficially owned by the Purchaser and its Affiliates up to a limit of twenty percent (20%) of all the then-issued and outstanding shares of Common Stock (the “Voting Limitation”); provided, however, the foregoing Voting Limitation shall automatically cease to apply if any other Person or “group” (as defined for purposes of Section 13(d)(3) of the Exchange Act) (other than CDP Investissements Inc. and its Affiliates) acquires or otherwise obtains beneficial ownership of twenty percent (20%) or more of the then-issued and outstanding shares of Common Stock (including the Series A Preferred Stock on an as-converted basis) without being subject to comparable restrictions on its voting rights contemplated in this Section 5.4 (such Person or group, a “Triggering Holder”), provided, further, if such Triggering Holder subsequently ceases to beneficially own at least twenty percent (20%) of the then-issued and outstanding shares of Common Stock (including the Series A Preferred Stock on an as-converted basis), the Company may deliver written notice thereof to the Purchaser reinstating such Voting Limitation effective as of the thirtieth (30th) day following the Purchaser’s receipt of such notice; (ii) if, and only to the extent that, the Purchaser elects to vote or tender any Common Stock (including the Series A Preferred Stock on an as-converted basis) pursuant to clause (i), shall vote or tender, as applicable, any Common Stock (including the Series A Preferred Stock on an as-converted basis) it beneficially owns in excess of the amount contemplated by the foregoing clause (i) pro rata in accordance with the vote or tender, as applicable, of all other issued and outstanding Common Stock entitled to vote or tender on such matter in the same proportion as the votes cast by all other holders of Common Stock (excluding shares held by the Purchaser and its Affiliates); and (iii) for so long as the Purchaser has the right to designate a director to the Board in accordance with Section 5.3, the Purchaser shall vote (or cause to be voted) all shares of Common Stock (including the Series A Preferred Stock on an as-converted basis) it beneficially owns in the same proportion as the votes cast by all other holders of Common Stock (excluding shares held by the Purchaser and its Affiliates) on the election or removal of any director, other than the election or removal of the Purchaser Designee submitted to a vote of the holders of Common Stock. Notwithstanding anything to the contrary in this Section 5.4, the Purchaser shall, and shall cause its applicable Affiliates to, take all necessary or desirable actions within its control, including attending and voting at meetings of the stockholders of the Company in person or by proxy, for purposes of obtaining a quorum, to effectuate the provisions of this Agreement.

5.5    Information Rights. Following the Closing, for so long as the Beneficial Ownership Requirement is satisfied, the Company agrees to provide the Purchaser with the following:

(a)    within sixty (60) days after the end of each fiscal year of the Company, (A) an audited, consolidated balance sheet of the Company and its Subsidiaries, as of the end of such fiscal year, (B) an audited, consolidated income statement of the Company and its Subsidiaries, for such fiscal year and (C) an audited, consolidated statement of cash flows of the Company and its Subsidiaries, for such fiscal year; provided that this requirement shall be deemed to have been satisfied if the Company files its annual report on Form 10-K for the applicable fiscal year with the Commission on or prior to the date such report is due under the Exchange Act and applicable Commission regulations (including any extensions granted pursuant to Rule 12b-25);

(b)    within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, (A) an unaudited, consolidated balance sheet of the Company and its Subsidiaries, as of the end of such fiscal quarter, (B) an unaudited, consolidated income statement of the Company and its Subsidiaries, for such fiscal quarter and (C) an unaudited, consolidated statement of cash flows of the Company and its Subsidiaries, for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied if the Company files its quarterly report on Form 10-Q for the applicable fiscal quarter with the Commission on or prior to the date such report is due under the Exchange Act and applicable Commission regulations (including any extensions granted pursuant to Rule 12b-25, if any); and

(c)    reasonable access, to the extent reasonably requested by the Purchaser to certain of the Company’s and its Subsidiaries’, books and records, and to discuss its and their affairs, finances and accounts with its and their officers, all upon reasonable notice and at a reasonable time; provided that any investigation pursuant to this Section 5.5(c) shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries, and without requiring the Company to incur any cost not reimbursed by the Purchaser;

provided that the Company shall not be obligated to provide such access or materials if the Company determines, in its reasonable judgment, that doing so would reasonably be expected to (i) result in the disclosure of trade secrets or competitively sensitive information, (ii) violate applicable Law, an applicable order or a contract or obligation of confidentiality owing to a third party, or (iii) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege.

5.6    Cooperation. In the event the issuance of the Shares hereunder or the Transactions are subject to regulatory review by a Governmental Entity, the Company and the Purchaser shall reasonably cooperate as necessary with respect to such review.

5.7    Confidentiality. The Purchaser shall comply with, and shall instruct its Affiliates or representatives to comply with, all of its obligations under the Confidentiality Agreement, dated as of May 4, 2026, between the Company and GP Investments, Ltd. (the “Confidentiality Agreement”). Notwithstanding any provision therein to the contrary, the term of the Confidentiality Agreement shall be extended indefinitely and shall remain in full force and effect until terminated by mutual written agreement of the parties thereto.

5.8    Standstill Restrictions.

(a)    Notwithstanding anything herein to the contrary, for so long as the Purchaser beneficially owns at least five percent (5%) of then-issued and outstanding shares of Common Stock (including the Series A Preferred Stock on an as-converted basis), the Purchaser covenants and agrees that, without the prior written consent of the Company or its Board, the Purchaser will not, and will not cause or permit any of its Subsidiaries or controlled Affiliates to, directly or indirectly:

(i)    except as provided in Section 5.9, (x) acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities (or beneficial ownership thereof) (it being understood that, for purposes of this Agreement, “voting securities” shall include any derivative instrument related to or referencing shares of Common Stock, whether settled through cash or physical delivery (“Derivative Securities”)) or direct or indirect rights to acquire any voting securities of the Company or its Subsidiaries, or of any successor to or person in control of the Company, (y) acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any assets of the Company or its Subsidiaries or any division thereof or of any such successor or controlling person, or (z) offer or propose (whether publicly or otherwise) to effect, or participate in, any merger or other business combination involving the Company; provided, however, notwithstanding the foregoing, the Purchaser may purchase Class A Common Stock from CDP Investissements Inc. or Caisse de dépôt et placement du Québec, in each case only to the extent such shares were held by CDP Investissements Inc. as of the date hereof, but excluding any shares of Class A Common Stock acquired by CDP Investissements Inc. following the date hereof;

(ii)    make, or in any way participate in, directly or indirectly, any (x) “solicitation” of “proxies” (as each of those terms is defined in Commission Rule 14a-1) to vote, or seek to advise or influence any person or entity with respect to the voting of (including, without limitation, through written consent), any voting securities of the Company or (y) tender or exchange offer or solicitation of tender or exchange of the Company’s voting securities;

(iii)    make any public announcement or proposal with respect to any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction involving the Company or its securities (including, without limitation, voting securities) or assets other than pursuant to a transaction expressly invited or approved by the Company;

(iv)    form, join or in any way participate in a “group” (as defined for purposes of Section 13(d)(3) of the Exchange Act);

(v)    except as set forth in Section 5.3, take any action to remove any director from the Board or change the size or composition of the Board, or amend the Company’s Organizational Documents;

(vi)    except as set forth in Section 5.3, otherwise take action, alone or with any other Person, to seek or propose to control the management, the Board or any policies or affairs of the Company or its Subsidiaries;

(vii)    submit any proposal for a transaction involving the Company or its equity securities other than pursuant to a transaction expressly invited or approved by the Company;

(viii)    take any action that would reasonably be expected to require the Company to make a public announcement regarding any of the foregoing; or

(ix)    knowingly advise, assist, encourage or direct any other Person to do any of the foregoing.

5.9    Preemptive Rights.

(a)    From the Closing and for so long as the Beneficial Ownership Requirement is satisfied, if the Company proposes to issue any additional Preferred Stock or Equity-Based Securities (“New Securities”), other than in an Excluded Issuance, then the Company shall:

(i)    give written notice to the Purchaser (no less than twenty (20) Business Days prior to the closing of such issuance) of the Company’s bona fide intention to offer such New Securities, setting forth in reasonable detail (A) the designation and all of the terms and provisions of the New Securities proposed to be issued (the “Proposed Securities”), including, to the extent applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof; (B) the price and other terms of the proposed sale of such securities; and (C) the amount of such securities proposed to be issued; provided that following the delivery of such notice, the Company shall deliver to the Purchaser any such information the Purchaser may reasonably request in order to evaluate the proposed issuance; and

(ii)    offer to issue and sell to the Purchaser, on such terms as the Proposed Securities are issued and upon full payment by the Purchaser, a portion of the Proposed Securities equal to a percentage determined by dividing (A) the number of shares of Class A Common Stock the Purchaser beneficially owns (on an as-converted basis, assuming full conversion and/or exercise of all Equity-Based Securities then outstanding, whether vested, unvested or then convertible or exercisable) by (B) the total number of shares of Common Stock then outstanding (on an as-converted basis, assuming full conversion and/or exercise of all Equity-Based Securities then outstanding, whether vested, unvested or then convertible or exercisable) (such percentage, the Purchaser’s “Participation Portion”).

(b)    The Purchaser will have the option, exercisable by written notice to the Company, to accept the Company’s offer and commit to purchase any or all of its Participation Portion of the Proposed Securities offered to be sold by the Company to the Purchaser, which notice must be given within ten (10) Business Days after receipt of such notice from the Company. The closing of the exercise of such preemptive right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such preemptive right. Upon the expiration of the offering period described above, the Company will be free to sell such Proposed Securities that the Purchaser has not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Purchaser in the notice delivered in accordance with Section 5.9(a). Any Proposed Securities offered or sold by the Company after such ninety (90)-day period must be reoffered to issue or sell to the Purchaser pursuant to this Section 5.9.

(c)    The election by the Purchaser not to exercise its preemptive rights under this Section 5.9 in any one instance shall not affect its rights as to any subsequent proposed issuance.

(d)    In the case of an issuance subject to this Section 5.9 for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the Fair Market Value thereof.

(e)    Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Section 5.9, the Company may elect to give notice to the Purchaser within thirty (30) days after the issuance of New Securities. The Purchaser shall have twenty (20) Business Days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by the Purchaser, maintain the Purchaser’s percentage-ownership position, calculated as set forth in Section 5.9(a)(ii) before giving effect to the issuance of such New Securities. For the avoidance of doubt, the purchase price per security for such New Securities shall be equal to the price per security offered to the other participants in such issuance, on the same terms and conditions.

5.10    Intended Tax Treatment. Each of the Purchaser and the Company agrees, for U.S. federal and other applicable U.S. state and local income tax purposes, it is intended that the Shares constitute common stock within the meaning of Section 305 of the Code and the Treasury regulations thereunder (the “Intended Tax Treatment”). The Purchaser and the Company agree to file all Tax Returns and take other actions in a manner consistent with, and not to take any action in a manner that is inconsistent with, the Intended Tax Treatment unless otherwise required by a “determination” within the meaning of Section 1313 of the Code.

5.11    Disclosure; Press Releases. All press releases or other public communications or marketing materials relating to the transactions contemplated hereby between the Company and the Purchaser, and the method of the release for publication thereof, shall be subject to the prior approval of (a) the Company and (b) to the extent such press release or public communication references the Purchaser or its Affiliates by name, the Purchaser in writing; provided that neither the Company nor the Purchaser shall be required to obtain consent pursuant to this Section 5.11 to the extent required to comply with its respective obligations contained in this Agreement or to the extent any proposed release or statement is substantially similar to the information that has previously been made public without breach of the obligation under this Section 5.11. The restriction in this Section 5.11 shall not apply to the extent the public announcement is required by applicable securities Laws, any Governmental Entity or stock exchange rule; provided that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

5.12    Termination. Except as specifically otherwise provided herein, the provisions of this Agreement (other than Sections 5.7 (Confidentiality), 9.8 (Governing Law; Jurisdiction) and 9.10 (Waiver of Jury Trial)) not previously expired in accordance with their terms shall terminate upon the earlier to occur of the following: (a) a Change of Control, provided that in connection with such Change of Control, all outstanding shares of Series A Preferred Stock have been redeemed or otherwise ceased to be outstanding; or (b) the date on which none of the Purchaser nor any of its Affiliates owns any Shares or shares of Class A Common Stock, provided that no such termination shall excuse any prior breach.

5.13    Section 382 and NOL Cooperation.

The Company and the Purchaser shall jointly monitor ownership shifts and potential limitations under Section 382 of the Code affecting the Company’s net operating losses. Each party shall provide, upon written request, the other with information reasonably available to it that is relevant to that monitoring and shall use commercially reasonable efforts to avoid an ownership change under Section 382. The Purchaser shall reasonably cooperate, taking into account its investment objectives and liquidity needs, with the Company’s reasonable requests regarding the timing and manner of any conversion or Transfer; provided that this Section 5.13 shall not prohibit or impose an open-ended restriction on the Purchaser’s exercise of its conversion rights, and no material limitation on the timing or manner of conversion shall apply without the Purchaser’s prior written consent.

5.14    Redemption Note. If on any Redemption Date (as defined in the Series A Certificate), all of the Shares elected to be redeemed pursuant to such redemption are not redeemed in full by the Company by paying the entire applicable redemption price in cash, a note attached as Exhibit C hereto (a “Redemption Note”) will be deemed to be issued automatically by the Company to the holder exercising its redemption right pursuant to Section 7.1 or Section 7.2 of the Series A Certificate, as applicable, in the amount of the Fundamental Change Redemption Price (as defined in the Series A Certificate) or Investor Redemption Price (as defined in the Series A Certificate), as applicable (less any amounts paid by the Company in cash) in full satisfaction of the Company’s obligations under Section 7 of the Series A Certificate.

Section 6.    Transfer Restrictions; Restrictive Legend.

6.1    Transfer Restrictions. The Purchaser understands that it may not, directly or indirectly, sell, offer to sell, assign, pledge, mortgage, hypothecate, encumber, dispose of or otherwise transfer (or enter into an obligation regarding the future sale, assignment, pledge or transfer of) (a “Transfer”) any of the Shares (including any shares of Class A Common Stock that are issued or issuable upon conversion of the Series A Preferred Stock) prior to the date that is twelve (12) months following the Deferred Closing Date (such period, the “Lock-Up Period”); provided, however, that if the Deferred Closing does not occur as a result of the failure of any Tranche 2 Condition to be satisfied (and such failure is not waived by the Purchaser in accordance with Section 2.7), the Lock-Up Period shall instead end on the date that is twelve (12) months following the date that is the earlier of (x) five (5) Business Days after the Annual Report Filing Date, and (y) April 15, 2027; provided, further, that the foregoing restriction shall not apply to any Permitted Transfer. The Purchaser shall not be permitted to Transfer the Shares unless the transferee provides the Company with a valid IRS Form W-9, except that failure to provide such form shall not invalidate an otherwise permitted Affiliate Transfer if the transferee promptly provides the form. The Purchaser covenants and agrees not to enter into any transaction involving the Purchaser or its Affiliates to avoid or circumvent the Transfer restrictions in this Agreement. Any Transfer or purported Transfer that is made or effected with the intent to circumvent the restrictions on Transfer set forth in this Section 6.1 shall be void. The Purchaser and its Affiliates shall use commercially reasonable efforts to effectuate any Transfer or series of related Transfers in a manner that would not result in a material adverse effect on the publicly traded price of the Class A Common Stock, including not effecting any block trades at a price that is a greater than 20% discount to the market price of the Class A Common Stock on the date prior to the closing of such block trade. In addition, the Purchaser understands the Company may, as a condition to the Transfer of any of the Securities, require that the request for Transfer be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed Transfer does not result in a violation of the Securities Act, unless such Transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the Securities Act. It is understood that the certificates evidencing the Shares may bear substantially the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND RESTRICTIONS ON TRANSFER SET FORTH IN, A SECURITIES PURCHASE AGREEMENT, DATED AS OF OCTBER 22, 2026, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION, AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.”

6.2    Right of First Offer.

(a)    Grant. Except with respect to any Affiliate Transfer, the Purchaser hereby unconditionally and irrevocably grants to the Company the Right of First Offer to purchase all or any portion of Transfer Shares that the Purchaser may propose to Transfer. Prior to making any Transfer of Transfer Shares that is not an Affiliate Transfer, the Purchaser shall first offer such Transfer Shares to the Company in accordance with this Section 6.2.

(b)    Offer Notice. The Purchaser proposing to make a Transfer of Transfer Shares that is subject to this Section 6.2 must first deliver an Offer Notice to the Company setting forth (i) the number of Transfer Shares the Purchaser proposes to Transfer, (ii) the price per share and form of consideration at which the Purchaser is willing to Transfer such Transfer Shares, and (iii) any other material terms and conditions of the proposed Transfer. The Company shall have fifteen (15) Business Days following receipt of the Offer Notice (the “ROFO Exercise Period”) to deliver a Company Notice to the Purchaser indicating whether the Company elects to purchase all or any portion of the Transfer Shares on the terms set forth in the Offer Notice.

(c)    Third-Party Sale. If the Company does not deliver a Company Notice within the ROFO Exercise Period electing to purchase all or any portion of the Transfer Shares set forth in the Offer Notice, or if the Company delivers written notice declining to purchase all or any portion of such Transfer Shares, then the Purchaser shall be free, for a period of ninety (90) days following the expiration of the ROFO Exercise Period or, if earlier, delivery of the Company Notice (the “Sale Period”), to sell or Transfer any or all of the Transfer Shares to any prospective transferee at a price not less than the price set forth in the Offer Notice and on other terms and conditions no more favorable to the prospective transferee than those set forth in the Offer Notice. If the Company elects to purchase less than all of the Transfer Shares, the Purchaser may sell or Transfer the remaining Transfer Shares during the Sale Period without further compliance with this Section 6.2. Any Transfer shall remain subject to the other terms and restrictions of this Agreement, including Section 6.1, and any Transfer not consummated within the Sale Period shall again become subject to the Right of First Offer.

(d)    Consideration; Closing. If the consideration set forth in the Offer Notice is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board. If the Company elects to purchase the Transfer Shares but for any reason cannot or does not wish to pay in the same form of non-cash consideration, the Company may pay the cash value equivalent thereof, as determined in good faith by the Board. The closing of the purchase of Transfer Shares by the Company shall take place within thirty (30) days following delivery of the Company Notice electing to purchase such Transfer Shares.

6.3    Control Transfers. Subject to Section 6.1 and Section 6.2, the rights of the Purchaser hereunder may be assigned (but only with all related obligations as set forth herein) in connection with a Transfer of Transfer Shares in any Permitted Transfer; provided, however, that notwithstanding the foregoing, any Transfer (or series of related Transfers) of Transfer Shares that would result in the transferee (together with its Affiliates) acquiring (i) a majority of the Transfer Shares then held by the Purchaser (and its Affiliates) or (ii) the right to direct or cause the direction of the exercise of any rights of the Transfer Shares under this Agreement that were previously exercised or exercisable by the Purchaser (and its Affiliates) (each, a “Control Transfer”) shall require the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned, or delayed. For the avoidance of doubt, an Affiliate Transfer shall not result in a Control Transfer. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 6.3 will be effective unless the transferee, has delivered to the Company a customary written joinder acknowledging and agreeing to be bound by, and to be a party to, this Agreement. Any transferee to whom rights are transferred pursuant to this Section 6.3 may assign those rights onward on the same terms in connection with any subsequent Permitted Transfer (including, for the avoidance of doubt, the consent requirement applicable to any Control Transfer), subject in each case to delivery of a customary joinder.

6.4    Unlegended Certificates. Following the expiration of the Lock-Up Period, upon (a) the request of the Purchaser (or any transferee of the Purchaser), and (b) receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities Laws, the Company shall promptly cause the legend to be removed from, or no longer applied to, any certificate for, or record representing, any Share to be transferred in accordance with Section 6.1.

Section 7.    Registration, Transfer and Substitution of Certificates for Shares.

7.1    Stock Register; Ownership of Shares. The Company will keep at its principal office, or will cause its transfer agent to keep, a register in which the Company will provide for the registration of transfers of the Shares. The Company may treat the Person in whose name any of the Shares are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a “holder” of any Shares shall mean the Person in whose name such Shares are at the time registered on such register.

7.2    Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any of the Shares, and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement and surety bond reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of such certificate for cancellation at the office of the Company maintained pursuant to Section 7.1 hereof, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing such Shares, of like tenor.

Section 8.    Definitions. Unless the context otherwise requires, the terms defined in this Section 8 shall have the meanings specified for all purposes of this Agreement. All accounting terms used in this Agreement, whether or not defined in this Section 8, shall be construed in accordance with U.S. GAAP.

“Adjusted EBITDA” means the “Adjusted EBITDA” of the Company and its Subsidiaries for the fiscal year ending December 31, 2026, as calculated and reported by the Company in its 2026 Annual Report (or corresponding earnings release issued in connection with the Company’s 2026 Annual Report).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person, including any investment fund, vehicle or account sponsored or managed by such Person or any other Person that controls, is controlled by, or is under common control with such Person (for clarity, an investment fund, vehicle or account shall be deemed to be an “Affiliate” of all other investment funds, vehicles and accounts under common management, directly or indirectly, with such Person); provided, however, that in no event shall any portfolio company managed by an Affiliate of the Purchaser be considered to be an Affiliate of the Purchaser, as applicable. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Affiliate Transfer” means any Transfer of Shares by the Purchaser to an Affiliate of the Purchaser.

“Annual Report Filing Date” means the date on which the Company files the 2026 Annual Report with the Commission.

Any Person shall be deemed to “beneficially own,” to have “beneficial ownership” of, or to be “beneficially owning” any securities that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming conversion of all Preferred Stock, if any, owned by such Person to Common Stock).

“Business Day” means any day other than Saturday, Sunday or other day on which the Commission or commercial banks in The City of New York or Los Angeles, California are authorized or required by Law to remain closed.

“Change of Control” means: (i) a sale or transfer, directly or indirectly, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in any transaction or series of related transactions (other than sales in the ordinary course of business); (ii) any merger, consolidation or reorganization of the Company with or into any other entity or entities as a result of which the holders of the Company’s outstanding capital stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization no longer represent at least a majority of the voting power of the surviving or resulting corporation or other entity; or (iii) any sale or series of sales, directly or indirectly, beneficially or of record, of shares of the Company’s capital stock by the holders thereof which results in any Person or group of Affiliated Persons owning capital stock holding more than 50% of the voting power of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Company Notice” means written notice from the Company notifying the Purchaser that the Company intends to exercise its Right of First Offer as to some or all of the Transfer Shares set forth in an Offer Notice.

“Credit Agreement” means that certain Loan and Security Agreement, dated as of February 22, 2022, by and among Zevia LLC, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time.

“Equity-Based Security” means any class or series of shares (including a new class of common shares of the Company other than Common Stock), any Preferred Stock or other preference shares, or any other equity-like or hybrid securities (including debt securities with equity components), including options, warrants, convertibles, exchangeable or exercisable securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Issuance” means the issuance of any Class A Common Stock or New Securities (i) pursuant to an employment contract, equity compensation plan, employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan or similar benefit plan, program or agreement as approved by the Board, (ii) in connection with any “business combination” (as defined in the rules and regulations promulgated by the Commission) or otherwise in connection with bona fide acquisitions of securities or substantially all of the assets of another Person, business unit, division or business, (iii) pursuant to the conversion, exercise or exchange of Series A Preferred Stock issued to the Purchaser, (iv) the issuance of New Securities in a share split, stock dividend, recapitalization or similar transactions (except to the extent that new capital is raised in connection therewith), (v) upon the exercise or conversion of any Equity-Based Security, (vi) New Securities issued as “kickers” to banks or other financial institutions pursuant to transactions the primary purpose of which is a debt financing transaction approved by the Board, (vii) New Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board, (viii) New Securities issued in connection with a joint venture, collaboration, license, marketing or other strategic transaction or partnership approved by the Board and (ix) in connection with a Public Offering.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board, or an authorized committee thereof, after consultation with an Independent Financial Advisor.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority, self-regulatory organization or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Independence Requirements” means the requirements for director independence prescribed by each of NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market and the Commission.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is (i) not an Affiliate of the Company and (ii) so long as the Purchaser meets the Beneficial Ownership Requirement, reasonably acceptable to the Purchaser.

“knowledge” means, with respect to the Company, the actual knowledge of the executive officers of the Company after reasonable inquiry.

“Laws” means all statutes, rules, codes, regulations, ordinances, orders, decrees, judgments, injunctions, writs, awards and decrees of, or issued by, any Governmental Entity.

“Liens” means any mortgage, pledge, security interest, encumbrance, lien, charge or other restriction of any kind, whether based on common law, statute or contract.

“Material Adverse Effect” means any material adverse effect on the condition (financial or otherwise), prospects, properties, assets, liabilities, business or operations of the Company and its Subsidiaries, taken as a whole.

“Net Sales” means the consolidated net sales of the Company and its Subsidiaries for the fiscal year ending December 31, 2026, as reported in the audited consolidated financial statements included in the 2026 Annual Report.

“NYSE” means The New York Stock Exchange.

“Offer Notice” means written notice from the Purchaser to the Company setting forth the terms and conditions on which the Purchaser proposes to Transfer Transfer Shares, as required by Section 6.2(b).

“Organizational Documents” means the certificate of incorporation, bylaws, certificate of formation, operating agreement, partnership agreement, and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation, governance or organization of a Person, including any amendment thereto, as applicable.

“Permitted Transfer” means (i) any Affiliate Transfer, (ii) any Transfer to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, or (iii) any Transfer to an acquiror in connection with a Change of Control approved by the Board.

“Person” means any individual, partnership, corporation, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Public Offering” means, in accordance with Treasury Regulations Section 1.355-7(h)(11), an acquisition where the terms of the acquisition are established by the Company or the transferor with the involvement of one or more investment bankers and the potential transferees have no opportunity to negotiate the terms of the acquisition.

“Right of First Offer” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Shares proposed to be Transferred by the Purchaser, on the terms and conditions specified in the Offer Notice, prior to any sale or Transfer of such Transfer Shares to a third party.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, when used with respect to any Person, any corporation, limited liability company, partnership, association, trust or other entity of which (i) securities or other ownership interests representing 50% or greater of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (ii) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of July 21, 2021, by and among the Company, Zevia LLC and each of the other parties thereto.

“Tax Return” means any return, declaration, report, statement or other document filed or required to be filed in respect of Taxes (including any attachments thereto), including any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxes” means all United States federal, state, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, profits, estimated, severance, occupation, production, capital gains, capital stock, goods and services, environmental, employment, withholding, stamp, value added, alternative or add-on minimum, sales, transfer, use, license, payroll and franchise taxes or any other tax of any kind whatsoever, and such term shall include any interest, penalties, fines, or additions to tax attributable to such taxes, charges, fees, levies or other assessments.

“Transactions” means the transactions contemplated by this Agreement or any other Transaction Document.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Amended LLCA and all exhibits and schedules hereto and thereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Shares” means shares of Series A Preferred Stock owned by the Purchaser, but does not include any shares of Class A Common Stock that are issued or issuable upon conversion of the Series A Preferred Stock.

“2026 Annual Report” means the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2026.

Section 9.    Miscellaneous.

9.1    Survival. None of the representations or warranties contained in this Agreement shall survive the Closing at which such representations or warranties are made, and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at Law or in equity) with respect thereto shall terminate at such Closing, and thereafter there will be no liability in respect thereof, other than claims for actual and intentional fraud in the making of the representations and warranties expressly set forth in this Agreement, which claims shall survive indefinitely.

9.2    Waivers and Amendments. This Agreement may be amended, modified and supplemented only by a written instrument authorized and executed by the Company and the Purchaser; provided that any of the terms or provisions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits of such waived terms or provisions.

9.3    Construction. Any reference in this Agreement to a “Section,” “Exhibit” or “Schedule” refers to the corresponding Section, Exhibit or Schedule of or to this Agreement, unless the context indicates otherwise. The headings of Sections are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement. The words “including,” “includes” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. Where this Agreement states that a party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Agreement. Any reference to a statute is deemed also to refer to any amendments or successor legislation as in effect at the relevant time. Any reference to a contract or other document as of a given date means the contract or other document as amended, supplemented and modified from time to time through such date. Any words (including capitalized terms defined herein) in the singular will be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender will be held to include the other gender as the context requires. The terms “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. All references to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. All references herein to “$” or dollars will refer to United States dollars, unless otherwise specified. All accounting terms not otherwise defined herein have the meanings given to them in accordance with U.S. GAAP. Reference herein to any document or other information being “delivered,” “made available,” “distributed” or “provided” to the Purchaser shall mean that such document or information was included in the virtual data room of the Company hosted by Datasite.com, or otherwise delivered to the Purchaser or its representatives (including via e-mail), prior to execution of this Agreement.

9.4    Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered: (a) when delivered, if delivered personally, (b) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) one (1) Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, or (d) when received, in the case of email, in each case to the intended recipient as set forth below; provided that, in the case of both (b) and (c), a copy shall also be sent by e-mail.

If to the Company:

Zevia PBC
15821 Ventura Blvd., Suite 145

Encino, CA 91436
Attention: Steven Staes
Email: [***]

with copies to (which shall not constitute notice):

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attention: Suni Sreepada

Email: Suni.Sreepada@ropesgray.com

If to the Purchaser:

Bubble Holdings, LLC
4001 Kennett Pike

Wilmington, DE 19807
Attention: Rodrigo Boscolo
Email: [***]; [***]

with copies to (which shall not constitute notice):

Skadden, Arps, Slate Meagher & Flom LLP

Av. Brigadeiro Faria Lima, 3311, 7th Floor

04.538-133 São Paulo, SP – Brazil

Attention: J. Mathias von Bernuth / Carlo von Hanstein
Email: mathias.vonbernuth@Skadden.com / carlo.vonhanstein@skadden.com or at such other address as the Company or the Purchaser may specify by written notice to the other parties hereto in accordance with this Section 9.4.

9.5    Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchaser on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at Law, in equity, by statute or otherwise.

9.6    Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of the Purchaser and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the other party, except that the Purchaser may assign its rights to purchase the Shares hereunder to any of its Affiliates; provided, however, that (a) the Company is promptly furnished with written notice of the name and address of each such transferee (provided that failure to provide such notice shall not impact the validity of such assignment); and (b) each such Affiliate agrees to be bound by and subject to the terms and conditions of this Agreement and makes the same representations and warranties set forth in Section 3 hereof. This Agreement shall not inure to the benefit of or be enforceable by any other Person.

9.7    Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

9.8    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its conflict of law principles. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions may be brought in any federal or state court located in the County of New Castle in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

9.9    Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The parties acknowledge and agree that (a) the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.8 without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 9.9), this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, the Company and the Purchaser would not have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Laws or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.9 shall not be required to provide any bond or other security in connection with any such order or injunction.

9.10    WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, EACH PARTY KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY.

9.11    Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile, DocuSign.com or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

9.12    Entire Agreement. This Agreement (together with the other Transaction Documents) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

9.13    Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by Law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

THE COMPANY:

ZEVIA PBC

By:	/s/ Alexandre Ruberti
Name: Alexandre Ruberti
Title: Chief Executive Officer

THE PURCHASER:

BUBBLE HOLDINGS, LLC

By:	/s/ Antonio Bonchristiano
Name: Antonio Bonchristiano
Title: Director

By:	/s/ Rodrigo Boscolo
Name: Rodrigo Boscolo
Title: Director

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND RIGHTS
OF
SERIES A SENIOR CONVERTIBLE PREFERRED STOCK

(Attached.)

A-1

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

(Attached.)

B-1

EXHIBIT C

REDEMPTION NOTE

(Attached.)

C-1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT.

FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY BY CONTACTING ZEVIA PBC, GENERAL COUNSEL, 15821 VENTURA BLVD., SUITE 145, ENCINO, CA 91436, [***].

SENIOR PROMISSORY NOTE

WHEREAS, Promisor and Payee (each as defined below) are parties to that certain Securities Purchase Agreement, dated as of October 22, 2026 (the "Purchase Agreement"), pursuant to which, among other things, Payee acquired shares of Series A Preferred Stock of Promisor, the powers, preferences and rights of which are set forth in the Certificate of Designations referred to therein (the "Certificate"); and

WHEREAS, as contemplated by the Purchase Agreement, in the event that any redemption of the Shares (as defined in the Certificate) required in respect of a Fundamental Change Redemption or an Investor Redemption pursuant to the terms of the Certificate does not occur in full on the applicable date in accordance with the terms of the Certificate, this Note shall be deemed issued by Promisor to Payee in respect of the Redemption Claim Amount, as provided herein.

NOW, THEREFORE, for value received, the undersigned Zevia PBC, a corporation organized and existing under the laws of the State of Delaware ("Promisor"), promises to pay to Bubble Holdings, LLC or its registered assigns ("Payee"), in lawful money of the United States of America, a principal sum equal to the Redemption Claim Amount (as defined below), or such lesser amount as may be outstanding from time to time, in accordance with the terms and provisions of this Promissory Note (this "Note") with effect from its deemed issuance pursuant to Section 1.

1.

Deemed Issuance; Condition to Effectiveness. Notwithstanding anything to the contrary herein, this Note shall not become effective, and Promisor shall have no obligation hereunder, unless and until the occurrence of the events set forth in Section 5.14 of the Purchase Agreement. Subject to the foregoing, this Note shall be deemed issued by Promisor automatically, with no action required by any person, upon the date required for redemption of the Shares (as defined in the Certificate) (if any) in respect of a Fundamental Change Redemption or an Investor Redemption pursuant to Section 7.1 or 7.2 of the Certificate, solely in the event such redemption does not occur in full pursuant to and in accordance with the terms of the Certificate on the applicable date.

2

2.	Redemption Claim. The initial aggregate principal amount of this Note (the "Redemption Claim Amount") shall be determined upon its issuance as set forth below:

a)

If a Fundamental Change (as defined in the Certificate) has occured, this Note shall be deemed issued in an aggregate principal amount equal to the Fundamental Change Redemption Price (as defined in the Certificate) for the Shares (as defined in the Certificate) being redeemed as contemplated by the Certificate, less any amounts paid by the Promisor in cash.

b)

If an Investor Redemption (as defined in the Certificate) has occurred, this Note shall be deemed issued in an aggregate principal amount equal to the Investor Redemption Price (as defined in the Certificate) for the Shares (as defined in the Certificate) being redeemed as contemplated by the Certificate, less any amounts paid by the Promisor in cash.

3.

Repayment; Interest. The entire outstanding principal balance outstanding under this Note, together with all accrued and unpaid interest thereon, is due and payable on demand after issuance of this Note. The outstanding principal balance of this Note shall bear interest from the date of deemed issuance of this Note until paid in full at a rate of 15.00% per annum, computed on the basis of a 365-day year and the actual number of days elapsed. Accrued interest shall be payable quarterly in arrears on the last day of each March, June, September and December (each, an “Interest Payment Date”), commencing on the first such date to occur after the date of deemed issuance of this Note, and shall be paid in kind by being automatically added to, and thereafter constituting part of, the outstanding principal balance of this Note on each Interest Payment Date, without any action by any person, and such capitalized amounts shall thereafter bear interest as provided herein. Upon payment in full of the outstanding principal balance of this Note (including all interest capitalized pursuant to this Section 3) and all accrued and unpaid interest thereon, Promisor shall have satisfied and discharged its related redemption obligation under the Certificate.

4.

Payments Generally. All payments shall be made by wire transfer of immediately available funds to such lawful place as may be designated by Payee in writing from time to time. All payments by Promisor hereunder shall be applied to any principal owing under this Note. Promisor shall pay all amounts due under this Note without setoff, counterclaim or any other deduction whatsoever. A prepayment of less than all of the unpaid principal amount of this Note shall not relieve Promisor of its obligation to make payment on this Note when due.

5.

Events of Default. This Note shall become due immediately, without demand or notice, if pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law or law of any other applicable jurisdiction (each, a "Bankruptcy Law") relating to insolvency or relief of debtors, any of the following events occurs: (i) the filing of voluntary bankruptcy proceedings involving Promisor as a debtor; (ii) the application for appointment of a receiver for Promisor; (iii) the making of a general assignment for the benefit of Promisor's creditors; (iv) the admission of Promisor in writing of its inability to pay its debts as they become due, or (v) the entry against Promisor by a court of competent jurisdiction under any Bankruptcy Law of an order or decree for relief in an involuntary case.

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6.	Remedies. Payee may exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Promisor all sums due under this Note.

7.

Set Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, Promisor hereby authorizes Payee, at any time and from time to time, without presentment, demand, protest or other notice of any kind to Promisor, any such notice being hereby expressly waived, to set off any other indebted‐ness or other obligation at any time held or owing by Payee to or for the credit or the ac‐count of Promisor against any or all obligations of Promisor now or hereafter existing under this Note, irrespective of whether such obligations may be unmatured and regardless of the adequacy of any collateral.

8.

Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

9.

Notices. Any notice required or permitted to be given to Payee hereunder shall be given to it at such place as Payee shall designate to Promisor in writing. Any notice or demand required or permitted to be given to Promisor hereunder shall be given to it at the address below its signature below, or at such other place as Promisor shall designate to Payee in writing.

10.

Waiver. The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. Promisor hereby waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

11.	Captions. The captions herein are for convenience and reference only and in no way define or limit the scope or content of this Note or in any way affect its provisions.

12.

Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that (x) Promisor may not assign or transfer any of its rights or obligations under this Note without the prior written consent of Payee and (y) Payee may not assign or transfer any of its rights or obligations under this Note without the prior written consent of Promisor, except in the event such transfer constitutes a Permitted Transfer (as defined in the Purchase Agreement) and the transferee delivers to the Promisor a validly completed IRS Form W-9, IRS Form W-8 or other documentation, in each case, reasonably satisfactory to the Promisor that the transferee is exempt from any withholding taxes in respect of payments, in which case no such consent shall be required.

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13.

Amendments. No amendment, modification, forbearance or waiver of any provision of this Note, and no consent with respect to any departure by Promisor therefrom, shall be effective unless the same shall be in writing and signed by Promisor and Payee.

14.

Electronic Signatures. Delivery of an executed counterpart of a signature page of this Note by facsimile or other electronic transmission shall be effective as delivery of an original executed counterpart of such signature page to this Note. The words "execution," "signed," "signature," "delivery," and words of like import in or relating to this Note shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. "Electronic Signatures" means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

15.

Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS NOTE IS TO BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT ITS RESPECTIVE ADDRESSES SET FORTH IN THIS NOTE AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO REPRESENTS AND WARRANTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

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16.

Register. The Promisor shall maintain a register on which it enters the name and address of each holder of this Note and the principal amounts (and stated interest) of each holder’s interest in this Note or other obligations under this Note. This Note shall be construed so that the Note is at all times maintained in “registered form” under Section 5f.103-1(c) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code.

17.

Automatic Voidance. Notwithstanding anything to the contrary herein, if at any time prior to the deemed issuance of this Note pursuant to Section 1, no Shares (as defined in the Certificate) are outstanding, this Note shall automatically, without any action required by any person, become null and void and of no further force or effect, and neither Promisor nor Payee shall have any further rights or obligations hereunder; provided that, following such deemed issuance, this Note shall become null and void only upon payment in full of all principal (including all interest capitalized pursuant to Section 3) and all accrued and unpaid interest hereunder.

[Remainder of page intentionally blank]

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SIGNED THIS 22nd DAY OF OCTOBER, 2026

Zevia PBC, as Promisor

By:	/s/ Alexandre Ruberti
Name:	Alexandre Ruberti
Title:	Chief Executive Officer

Address for Notices:

Zevia PBC

15821 Ventura Blvd.

Suite 145

Encino, CA 91436

with copies to (which shall not constitute notice):

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attention: Suni Sreepada

Email: Suni.Sreepada@ropesgray.com

ACKNOWLEDGED AND ACCEPTED:

Bubble Holdings, LLC, as Payee

By:	/s/ Antonio Bonchristiano
Name:	Antonio Bonchristiano
Title:	Director

By:	/s/ Rodrigo Boscolo
Name:	Rodrigo Boscolo
Title:	Director

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